EXHIBIT (2)(b)

                    MetLife - State Street Money Market Trust

                         Amendment No. 1 to the By-Laws



         That the first sentence of Section 3.6 of Article III of the By-Laws of the MetLife - State Street Money Market Trust is hereby amended to read as follows:

         "Unless otherwise determined by the Trustees, the President shall be the Chief Executive Officer of the Trust."






Effective as of:
September 30, 1992
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                                          /s/ Constantine Hutchins, Jr.
                                          -----------------------------
                                          Constantine Hutchins, Jr.
                                          Secretary